Exhibit 10.1

                                SUPPLY AGREEMENT

     THIS SUPPLY AGREEMENT (this "Agreement") dated as of the 25th day of November, 2013, is made by and between RED GIANT ENTERTAINMENT INC, a Florida based company located at 614 Hwy 50 #235, Clermont, Florida 34711 ("Seller") and DIAMOND COMIC DISTRIBUTORS, INC., a Maryland corporation located at 10150 York Road, Hunt Valley, Maryland 21030 ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller is engaged in the business of publishing, manufacturing, selling, and distributing (i) comic books (collectively, the "Comic Books"),
(ii) related graphic novel, trade paperback and hard-cover books and compilations of the Comic Books (collectively, the "Graphic Novels"), (iii) science fiction, fantasy and horror novels (collectively, the "Novels"), (iv) miniature, role playing and collectible card playing games (collectively, the "Games"), and (v) related merchandise (collectively, and together with the Comic Books, the Graphic Novels, the Novels, the Games, the "Products.") All references herein to "Products" shall refer only to the English-language version thereof; and

     WHEREAS, Buyer is engaged in the business of selling and distributing comic books, graphic novels, novels, merchandise and other pop culture items; and

     WHEREAS, Seller desires to appoint Buyer as Seller's distributor of the Products in the Book Market (as defined herein) and Direct Market (as defined herein) on the terms and conditions set forth in this Agreement; and

     WHEREAS, Buyer desires to accept the appointments as distributor of the Products for Seller in the Book Market and Direct Market on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Appointment; Territory.

          (a) Seller hereby appoints Buyer as its sole and exclusive distributor worldwide for the sale and distribution of the Products in the Book Market.

"Book Market" shall mean chain book store retailers and their internet affiliates; independent book stores (i.e., stores whose revenues are derived primarily from the sale of books, as opposed to magazines, comic books, or other items); mass-market merchandisers and their internet affiliates; libraries; Amazon.com; and the wholesalers who service those accounts; warehouse clubs and specialty mass merchandisers/retailers.

Seller shall retain the right to sell special edition product directly into regional book fairs and events including Scholastic Book Fairs (collectively referred to as the "Specialty Market"). Seller will notify Buyer of any Specialty Market accounts that they wish to sell to.
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          (b) Seller hereby appoints Buyer as its sole and exclusive distributor worldwide for the sale and distribution of Products in the Direct Market. "Direct Market" shall mean hobby and specialty game and comic retailers and wholesalers that generally buy on a non-returnable basis and those stores that are presently being served, or of the type being served, through the direct sales channel of distribution (as the term "direct sales" is commonly understood in the comic book industry and which generally refers to sales to retail customers which are solicited in advance and which typically purchase 25 or more comic book titles per month on a non-returnable basis).

          (c) Subject to the terms and conditions of this Agreement, Buyer hereby accepts the appointments as Seller's sole and exclusive distributor for the sale and distribution of the Products as set forth in Paragraphs 1(a) and 1(b) hereof (collectively, the "Appointments").

          (d) As a part of Buyer's Appointment for the Book Market as set forth in Paragraph 1(a) above, Seller hereby appoints Buyer as its sole and exclusive distributor for the sale and distribution of Products to United Kingdom and international book markets ("UK") Book Market customers under the purchase and payment terms outlined on Exhibit C to this Agreement.

               (i) With respect to Products shipped to Buyer's UK distribution facility, which ultimately can not be sold to customers serviced by Buyer's UK distribution facility, such Products will be returned to Buyer's Olive Branch, Mississippi distribution facility and associated freight costs will be deducted from the next Weekly Payment Amount due from Buyer to Seller. Buyer will give Seller 10 days prior notification of the intent to return Products to the United States, and Seller may elect to have Buyer either liquidate or destroy the Products, rather than return them, at Buyers direct cost plus twenty (20) percent.

               (ii) Buyer will include all shipments of Products to its UK distribution facility in its regular sales reporting to Seller. Additionally, Buyer will provide Seller with an additional monthly report containing all sales and returns activity of UK Book Market customers, in order to calculate the appropriate additional UK Book Market fees outlined in Exhibit C of this Agreement. Such additional UK Book Market fees will be deducted from the first Weekly Payment Amount payable following the month for which such fees are calculated.

     2. Term. The initial term of this Agreement (the "Initial Term") is for three years from the Commencement Date (as defined herein) with respect to Products shipped as of such Commencement Date. Unless terminated earlier in accordance with Paragraph 9 hereof, this Agreement will automatically renew for one-year periods (each, a "Renewal Term"). This Agreement is effective with Products available for shipment as of January 1, 2014, the "Commencement Date". As used herein, "Term" shall mean collectively the Initial Term and any Renewal Terms.

     3. Supply.

          (a) Subject to Paragraph 3(c) hereof, during the Term, Seller hereby agrees to consign to Buyer, and Buyer hereby agrees to accept from Seller, such amounts of Products as are required to meet Buyer's distribution needs, as such amounts are determined by Buyer in its reasonable discretion.

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          (b)  Buyer  shall  place  consignment  orders  (referred  to herein as
"Shipping Requests") with Seller for all Products to be shipped to Buyer pursuant to the terms of this Agreement through delivery to Seller of a written or electronically transmitted document in the form attached hereto as Exhibit B (the "Purchase Order Form") with such changes as Buyer may make from time to time in its reasonable discretion. Buyer shall deliver such Shipping Requests to Seller to the address provided for notices to Seller in this Agreement, or to such other address as may be provided by Seller to Buyer from time to time. In the event of any conflict between the terms of this Agreement and the Purchase Order Form, the terms of this Agreement shall control.

          (c) Buyer will warehouse Products on consignment in a clean, dry, secure, and fire-protected facility.

     4. Distribution Services; Additional Services.

          (a) As Seller's distributor, Buyer shall perform each of the distribution and marketing services specified on Exhibit A hereto (collectively, the "Distribution Services"). Distribution Services shall be provided free of charge to Seller, except as otherwise specifically set forth on Exhibit A and in Paragraph 6 hereof.

          (b) Buyer may also elect, in its sole discretion, to offer services to Seller not specified on Exhibit A hereto (collectively, the "Additional Services"). Seller may elect to obtain any such Additional Services from Buyer in its sole discretion. Seller and Buyer shall agree upon the cost to Seller for such Additional Services in advance, but in no event shall Buyer offer the Additional Services to Seller at a cost in excess of Buyer's direct cost for providing such Additional Service plus 20%. Additional Services do not include those services for which Seller establishes a published price (the "Rate Card Services") that shall be provided based on such Rate Card less 15%.

     5. Price for Products.

          (a) Seller shall sell Products to Buyer at a discount of 60% off the cover price and shall grant Buyer a freight rebate of 2% off of the retail price for all Products picked up at Seller's domestic manufacturing/printing facility (the "Freight Rebate"), or if Seller ships Products to each of Buyer's distribution centers, Seller will be responsible for all freight and delivery charges. If Seller prints its Products outside of North America, Seller will be responsible for paying all freight, customs and duties charges to deliver the Products to Buyer's Olive Branch, MS distribution center.

          (b) In addition to the discounts set forth in Paragraph 5(a) hereof, Seller shall provide Buyer an allowance of 2.5% of the retail price of all Products sold to (i) the Book Market, or (ii) other non-Direct Market customers that place orders after Buyer's sales representatives have solicited such customers (the "Book Market Sales Allowance"). Buyer will provide Seller, included with each Weekly Payment Amount calculation, a listing of Products sold which are subject to the Book Market Sales Allowance along with a computation of the calculated allowance.

     6. Payment Terms; Book Market Returns; Etc.

          (a) On a weekly basis and within 30 days after Buyer's unofficial weekly "Release Date" to the Direct Market for each Product invoiced, Buyer

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shall pay  Seller an amount  equal to the  Weekly  Payment  Amount  (as  defined herein). On a weekly basis and within 60 days after Buyer's unofficial weekly Release Date to the Book Market for each product invoiced, Buyer shall pay Seller an amount equal to the Weekly Payment Amount. The Weekly Payment Amount shall be equal to (i) the retail value of Net Products (as defined herein) sold to Customers (as defined herein) multiplied by 40%, less (ii) the Book Market Service Fee (as defined herein), less (iii) the Book Market Returns Fee (as defined herein), if applicable, less (iv) the Book Market Sales Allowance, less
(v) the Freight Rebate, less (vi) a customer freight fee of 1.25% of retail for those customers who require free freight for deliveries by Buyer, less (vii) Customer "Documented Deductions" (as defined herein). No amounts shall be deducted from the payment owing to Seller relating to uncollectible accounts.
Buyer  will  provide  Seller,   included  with  each  Weekly  Payment  Amount  a
Consignment Sales Report showing the foregoing calculation of the Weekly Payment Amount, including all fee deductions

     "Net Products" shall mean total Products sold less credits issued for customer reported damages, shortages and actual returns. "Customers" shall mean collectively Book Market customers and Direct Market customers. Products returned to Buyer from Book Market customers (each a "Book Market Return") will either be returned to the consignment inventory, or removed from inventory as damaged goods, for full credit to Buyer of Buyer's original purchase price less a "Book Market Service Fee" equal to 6% of the retail price of such Book Market Return. In addition, if in any year of the Term of this Agreement Buyer processes Book Market Returns with a credited value in excess of 30% of sales made to the Book Market during such year (the "Trigger Amount"), Seller will pay to Buyer an additional fee of 4% of the invoices credited for Book Market Returns in excess of the Trigger Amount in such year (the "Book Market Returns Fee").

     "Documented Deductions" shall mean any deduction taken by a Book Market customer on their remittance where the deduction is calculated based on the cost or value of Products which deduction is not otherwise specifically enumerated in section 6 (a)(i) thru 6 (a)(vi).

          (b) In the event that Buyer provides Seller any Distribution Services or other service with respect to which an additional charge is imposed in accordance with Exhibit A, Buyer will send a monthly invoice to Seller for the amount due for such service. Seller shall pay such invoice within 30 days of the date of the invoice. If Seller fails to make payment within 45 days of the date of an invoice, Buyer shall have the right to offset the invoiced amount against any subsequent Weekly Payment Amounts.

          (c) Buyer shall keep, maintain, and preserve at Buyer's principal place of business accurate books of account and records covering transactions relating to the Appointments and this Agreement. Seller and/or its duly authorized representative shall have the right, once per year during normal business hours, upon no less than 15 days written notice to Buyer, to examine said books of account and, records for the immediately preceding twelve (12) month period relating specifically to transactions covered by this Agreement. This examination may only take place during the twelve month period following the Agreement's anniversary date and is limited to the previous anniversary year's activity. Seller shall have no right to examine any of said books of account and records which relate to previous anniversary periods unless, for whatever reason, adjustments were made during the current year to those prior year periods. Seller, at Seller's sole expense, may copy any of the material referenced in this Paragraph 6(c). Buyer shall keep all such books of account and records available for at least one year following termination of this Agreement. If any audit conducted by Seller as finally agreed in accordance with

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the terms  hereof  (including  Paragraph  17 hereof)  indicates a  shortfall  in payments to Seller in excess of 5% of the amounts due Seller for any year of the Term of the Agreement, its reasonable direct out-of-pocket costs of the audit (not to exceed the amount of the shortfall) shall be paid by Buyer. In addition, Buyer shall promptly pay the monies finally determined to be due Seller. If any audit conducted by Seller as finally agreed in accordance with the terms hereof (including Paragraph 17 hereof) indicates an overpayment by Buyer in payments to Seller for any year of the Term of the Agreement, Buyer shall have the right to offset the overpayment amount against any subsequent Weekly Payment Amounts.

          (d) In the event that at any time or from time to time during the Term, one or more of Buyer's Book Market customers require that Buyer sell Products to them at a higher base discount (for example, a customer requires a 55% discount rather than a 52% discount), Buyer shall notify Seller of such requirement. Seller shall, within ten (10) days of such notification by Buyer, notify Buyer of its election to either (i) have Buyer continue sales under this Agreement to such customer, in which event Buyer may deduct such percentage increase from the Weekly Payment Amount otherwise payable, or (ii) have Buyer discontinue sales to such customer.

          (e) In addition to the deductions made in calculating the Weekly Payment Amount (as provided above), Buyer may deduct those amounts necessary for Buyer to establish and maintain a reserve account for Product returns from the Book Market channel only (the "Returns Reserve") in an amount which shall at all times be at least equal to 30% of sales of Products during, at the option of Buyer, either (i) the immediately preceding twelve (12) month period, or (ii) the immediately succeeding (12) month period based on reasonable forecasts.

     7. Title And Risk Of Loss; Inventory.

          (a) All Products are to be held by Buyer on consignment, and remain the property of Seller until sold by Seller through Buyer. Seller shall retain title to Products while they are stored in Buyer's distribution center, which title will pass to customers in accordance with Diamonds Terms of Sale. Buyer will cooperate with Seller in the execution of any financing statements or continuations or amendments to financing statements Seller reasonably deems necessary to provide adequate notice of its rights as consignor hereunder, naming Buyer as consignee or debtor, and identifying the Products as consigned goods, and further authorizes Seller to file such financing statements in all filing offices Seller reasonably deems appropriate, provided that Seller provides Buyer with reasonable advance notice and copies of all such filings.

          (b) Seller will be responsible for all personal property, inventory and other taxes associated with Products distributed by Buyer under this Agreement. Seller is also responsible for the quality of the Products and that Products have been tested to comply with various local, state, national and international laws.

          (c) Seller shall retain all risk of loss or damage with respect to Products while they are located in Buyer's distribution centers except where such damage or loss results from Buyer's gross negligence and shall maintain all insurance with respect thereto. Buyer shall have no obligation to insure against, nor bear liability for, any loss due to damage to, destruction of, or normal shrinkage and deterioration of, any Product during such time. Notwithstanding anything to the contrary set forth herein, loss or damage to Products resulting from normal shrinkage and deterioration shall be the responsibility of Seller, provided, however, that in the event that "normal

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shrinkage  and  deterioration"  exceeds two  percent  (2%) of the total units of
Products shipped to Buyer's distribution centers during any year, Buyer shall reimburse Seller for the printing costs associated with the units subject to shrinkage and deterioration in excess of the two percent (2%) threshold The parties acknowledge and agree that the following shall not constitute shrinkage or deterioration which would be factored into the calculation of the two percent (2%) threshold above or for which Buyer would otherwise be liable: (i) disputed shortages of Product; (ii) Products called in as damaged by customers; (iii) returns of Products to the extent the amount of such returns are in dispute; and
(iv) books deemed as "hurts" and unsaleable in the normal course of business. All loss or damage to the value of Products while in the custody of Buyer resulting from Buyer's gross negligence will be the responsibility of Buyer, provided that such loss or damage shall not exceed the printing costs associated with sum of (i) the printing costs associated with the Products that are lost or damaged [and (ii) Seller's actual cost of shipping such Products to Buyer's distribution center].

          (d) Products will be stored free of charge for 90 days from the original on sale period. Following this initial 90 day period, all Products maintaining sales of at least $1,000 at retail per month, will be stored in reasonable quantities to be mutually agreed upon at no cost to Seller. Any Product which falls below the level of $1,000 monthly sales at retail, Buyer will charge Seller a fee of $.40 cents per carton.

          (e) Buyer will not maintain in inventory books deemed as "hurts" and unsaleable in the normal course of business. Hurt books will either, at the sole discretion of Buyer be (i) sold at such price as determined by Buyer with the proceeds from this sale divided equally 50/50 between Seller and Buyer, (ii) disposed of, at the sole cost and expense of Seller, or (iii) returned to Seller, at Seller's sole cost and expenses.

            (f) If Buyer is requested by Seller to ship Product as a No Cost Replacement (as defined herein) then Buyer will charge Seller $15.00 per order, $2.00 per title and $.25 for each SKU shipped. "No Cost Replacement" shall mean Products and items distributed on behalf of the Seller that are not purchased by a Customer. Buyer agrees to distribute Seller's promotional comic line, consisting of cartons of 50 books, to participating "Direct Market" retailers for a cost of $6 per carton.

     8. Intellectual Property.

          (a) Seller hereby represents and warrants to Buyer that it owns or has a valid license for all rights, including intellectual property rights, required for the distribution of the Products by Buyer, including all required patents, trademarks (registered or unregistered), service marks, trade names, assumed names, copyrights and all applications therefor (collectively, the "Intellectual Property"). The performance by Buyer of its obligations hereunder will not infringe upon the Intellectual Property or any other rights of any third party. The execution, delivery and performance of this Agreement by Seller will not breach or conflict with any agreement between Seller and any third party.

          (b) Buyer acknowledges Seller's exclusive right, title, and interest in and to the Products and related trademarks, service marks, and any registrations that have been issued or may be issued to Seller (collectively, the "Trademarks") and Buyer will not at any time knowingly do or cause to be done any act or thing contesting or impairing any part of such right, title, and interest. All rights in the Trademarks are reserved to Seller for its own use

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and  benefit.  Buyer  acknowledges  that  Buyer  shall not  acquire  any  rights whatsoever in the Trademarks as a result of Buyer's use thereof, and that use of the Trademarks by Buyer shall inure to the benefit of Seller.

          (c) In connection with Buyer's use of the Trademarks, Buyer shall not in any manner represent that Buyer has any ownership in the Trademarks, or in any material supplied to Buyer or created by Seller pursuant to this Agreement. Buyer agrees that Buyer shall not at any time apply for any registration of any copyright, trademark, service mark, or other designation, nor file any document with any governmental authority, or to take any action that would affect the ownership of the Trademarks or Seller's copyrights or other intellectual property.

          (d) Except as otherwise provided herein, upon termination of this Agreement, Buyer will not at any time thereafter adopt or use without Seller's prior written consent, any word or mark which is identical or confusingly similar to the Trademarks.

          (e) Buyer shall, or shall cause to be, permanently affixed to all advertising, promotional, and display material incorporating or relating to the Products and/or their contents in a reasonably prominent position in the following order and in the manner specified in the following clause:

               "(C)and(TM)2013   RED  GIANT   ENTERTAINMENT   INC,   All  Rights
Reserved."

          (f) Buyer shall use no markings, legends, or notices on or in association with the Products, including advertising, other than as specified above and any notices as may from time to time be specified by Seller, without obtaining Seller's prior written approval.

          (g) The obligations set forth in this Paragraph 8 shall survive the termination of this Agreement.

     9. Termination.

          (a) Either party may terminate this Agreement by providing the other party with at least 90 days prior written notice of its intent to terminate this Agreement upon the expiration of the Initial Term or the then current Renewal Term.

          (b) Either party may terminate this Agreement prior to the expiration of the Term upon 45 days prior written notice to the other party if the other party has materially defaulted under the terms of this Agreement and has not cured such default during such 45-day notice period. Notwithstanding the foregoing, in the event of any material default by a party hereunder, which default is incapable of cure during such 45-day period, the defaulting party shall have an additional 75 days to cure such default, provided, however, that such defaulting party is diligently attempting to cure such default. Such extended cure period shall not apply to the payment of amounts owed by a party under this Agreement.

          (c) Notwithstanding Paragraph 9(b) hereof, this Agreement shall immediately terminate, upon receipt of written notice if:

               (1) Buyer fails to abide by the terms of Paragraph 8 within 15 days after receipt of written notification of a violation of Paragraph 8;

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               (2) Buyer  fails to pay  amounts  owed to Seller  within the time stated in this Agreement and such failure continues for more than 15 days after Seller provides written notice to Buyer that such amounts are owing to Seller;

               (3) A party attempts to assign or sublicense any or all of the rights or obligations under this Agreement, other than to an affiliate, without the prior written approval of the other party;

               (4) Buyer consummates a transaction or series of related transactions which cause the holders of the ownership interests in Buyer as of date of this Agreement to beneficially own less than fifty percent of the voting rights in Buyer; or

               (5) Either Buyer or Seller files a petition in bankruptcy, is adjudicated a bankrupt, has a petition in bankruptcy filed against it (which is not dismissed within 60 days), becomes insolvent, makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law or other similar laws regarding insolvency, discontinues its business, or has a receiver appointed for it or its business, or any similar event has occurred with respect to Buyer or Seller.

     10. Effect of Termination.

          (a) Upon termination of this Agreement, all rights granted to Buyer hereunder shall immediately terminate, Seller shall be free to appoint others to act as distributor for Seller in the sale and distribution of Products, Buyer shall have no right to remainder Products, and Buyer shall have no further right to exploit or in any way deal with the Products, including, without limitation, the distribution of Products to Customers who have submitted orders to Buyer prior to the termination of this Agreement

          (b) If this Agreement is terminated as a result of a default by Buyer under this Agreement, all amounts owed to Seller shall become due and payable in the normal course. Seller shall have no further obligations to Buyer, monetarily or otherwise, other than for credits, allowances and payments otherwise due under this Agreement as of the date of termination. Seller reserves the right of offset of what is due Seller from Buyer against what Buyer owes Seller.

          (c) If this Agreement is terminated as a result of a default by the Seller under this Agreement, all amounts owed to Buyer shall become due and payable in the normal course. Buyer shall have no further obligations to Seller, monetarily or otherwise, other than for credits, allowances and payments otherwise due under this Agreement as of the date of termination. Buyer reserves the right of offset of what is due Buyer from Seller against what Seller owes Buyer.

          (d) Except as provided herein, the termination of this Agreement shall not relieve or release any party from any of its obligations existing prior to such termination. Upon termination of this Agreement, title to all material containing the Trademarks, or Seller's copyrights, service marks, or similar rights shall be deemed to have automatically vested in Seller. Unless otherwise agreed to by Seller, Buyer shall immediately deliver such material to Seller, at Seller's cost. Buyer, at Seller's option, may destroy such material at Seller's

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cost,  and upon such  destruction  furnish  Seller a certificate  of destruction satisfactory to Seller and signed by an officer of Buyer.

          (e) In the event of expiration or termination of this Agreement by either party, Buyer shall accept returns of Sellers Products distributed to Book Market customers (including U.K. Book Market customers) for ninety (120) days following the effective date of termination (the "Returns Period"). In no event shall Buyer have any right or obligation to accept any returns after the Returns Period. Buyer may withhold, from amounts otherwise due with respect to sales of Sellers Products to Book Market customers made in each of the three (3) full calendar months immediately preceding the effective date of termination or expiration, a percentage of such amounts otherwise due, such percentage to serve as a reserve for returns (the "Returns Reserve") that Buyer may receive from Book Market customers during the Returns Period. The percentage referred to in the preceding sentence shall be equal to the following fraction:

          (i)  returns of Publisher Books, based on credit value, for the twelve
               (12)  months   immediately   prior  to  the  effective   date  of
               termination or expiration; divided by

          (ii) gross sales to Bookstores for such twelve-month period.

Any portion of the Returns Reserve that is not applied to credits issued for actual returns received by Buyer during the Returns Period shall be owed to Seller, and any amount by which the Returns Reserve is insufficient to cover credits issued for actual returns received by Buyer during the Returns Period shall be owed to Buyer. Buyer shall produce a final settlement statement within sixty (60) days after the end of the Returns Period and the appropriate party will settle the balance within sixty (60) days after such final statement is sent by Buyer. After the Returns Period, Seller shall pay Buyer any amounts which any customer refuses to pay to Buyer on account of Sellers Products shipped to such customer by Buyer due to any deduction claimed by such customer for returns which such customer makes after the Returns Period or in connection with any dispute over the customer's right to return any Sellers Product after the Returns Period, but only to the extent that Buyer has not been able to recoup such amount from the Returns Reserve or through a credit against amounts due to Seller from Buyer.

          (f) In the event of termination of the Agreement by either party, Buyer shall have the right to offset any amount owed to Seller under this Agreement against any amounts owed to Buyer or any affiliate of Buyer under any other agreements with Seller or its affiliates. If Buyer feels Seller will not be able to compensate Buyer for outstanding amounts due for which offset is not possible (including exposure for Book Market customer returns) Buyer has the right to sell or remainder consignment inventory to recoup monies owed.

          (g) Promptly upon termination of this Agreement, Seller will remove at its own expense all Products held on consignment ("Inventory") from Buyer's distribution center. If Seller fails to remove such Inventory within sixty (60) days after the later of the termination of this Agreement and written demand from Buyer that such Inventory be removed, Buyer shall have the right either to dispose of such Inventory as it deems best or to destroy such Inventory. Upon termination of this Agreement and in accordance with Section 1.d, Buyer will return the UK consignment and returned Book Market Products to Buyer's Olive Branch center. If Seller prefers this UK Product to be destroyed, Buyer will do so at Seller's request and at Seller's sole cost and expense.

     11. Notices. All notices given to a party hereunder must be given in writing and (a) delivered in person, (b) mailed by certified or registered mail, postage prepaid, return receipt requested, or (c) sent by recognized overnight, express, or other prepaid receipted courier delivery service, as follows:

     If to Seller:

          RED  GIANT  ENTERTAINMENT  INC
          614 E Hwy 50 #235
          Clermont, FL 34711
          Attention: ???

          Fax: (352 989-4521

     If to Buyer:

          Diamond Comic Distributors, Inc.
          10150 York Rd
          Hunt Valley, Maryland 21030
          Attention: Chief Operating Officer
          Fax:  (410) 560-7151

or to such other address as either party shall have designated in a notice to the other party. Each such notice shall be effective (i) if given by telecommunication, when transmitted to the appropriate number and the appropriate answer back is received, or (ii) if given by any other means, upon receipt.

     12. Release. By signing this Agreement, Seller waives and releases any claims it has against Buyer as of the date of this Agreement. In addition, as of the commencement of any Renewal Term under this Agreement, Seller waives and releases any claims it has against Buyer as of the commencement of such Renewal Term (except those claims of which Buyer has received written notice from Seller prior to the commencement of the Renewal Term and any claims arising from Seller auditing the last twelve months books and records of Buyer as described in section 6.c).

     13. Independent Contractors; No Third Party Rights. Seller and Buyer are contractors independent of one another, and neither has the authority to bind the other to any third person or otherwise to act in any way as the representative of the other, unless otherwise expressly agreed to in writing signed by both parties hereto. Nothing set forth herein shall constitute a joint venture, partnership or similar relationship between Buyer and Seller. Nothing contained in this Agreement shall give or is intended to give any rights of any nature to any third party.

     14. Force Majeure. Neither party shall be liable to the other for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes or any other cause beyond that party's control. The party limited by a force majeure agrees to notify the other promptly of the occurrence of any such cause and to carry out the terms of this Agreement as promptly as practicable after such cause is terminated.

     15. Assignment; Binding Effect. Seller may assign the right to receive payments under this Agreement to any other person or entity upon written notice to Buyer and may assign this Agreement to any affiliate organized for the purpose of publishing the Products. Buyer may assign this Agreement to any affiliate of Buyer organized for the purpose of conducting substantially all of Buyer's distribution activities. Notwithstanding the foregoing, this Agreement, and the rights and obligations of each party hereto, shall not be assigned without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any purported assignment by a party in contravention of this Paragraph 15 shall be void and shall constitute material breach of this Agreement. All terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by Seller and Buyer and their respective successors, permitted assigns, and legal representatives.

     16. Entire Agreement; Modification. This Agreement and any Exhibits attached hereto constitute the entire Agreement between the parties with respect to the subject matter hereof, and supersede all other prior oral and written representations, agreements, or understandings between them relating thereto. This Agreement and any Exhibits attached hereto (other than Buyer's Purchase Order Form, which may be modified by Buyer from time to time) may not be modified, altered or changed except by an instrument in writing signed by both parties. The failure of either Seller or Buyer to enforce, or the delay by Seller or Buyer in enforcing any of said party's rights under this Agreement shall not be deemed a waiver or continuing waiver, and said party may, within such time as is provided by applicable law, commence appropriate suits, actions, or proceedings to enforce any or all such rights.

     17. Applicable Law. This Agreement shall be deemed to have been entered into in the State of Maryland and shall be interpreted and construed in accordance with the laws of the State of Maryland applicable to agreements executed and to be fully performed therein. Both parties will attempt to resolve disputes and other problems regarding this Agreement with communication and respect for the interests of the other party. In the event of a dispute which the parties are unable to resolve, the parties will attempt to agree on a single arbitrator. Such disputes will be submitted to the selected arbitrator and will take place in Baltimore, Maryland in accordance with the rules and regulations of the American Arbitration Association. The decision of such arbitrator will be final and binding on the parties hereto, and it may be enforced in any court of jurisdiction. In the event that the parties are unable to agree on a single arbitrator within thirty (30) days after a request by a party for an agreement on an arbitrator, the parties shall be entitled to all rights and remedies to which such parties may be entitled at law or in equity

     18 Survival. All payment obligations hereunder and all obligations under Paragraphs 8 and 21 hereof shall survive the termination of this Agreement.

     19. Severability. In the event that any provision of this Agreement, or any portion hereof, shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision, or portion thereof, shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, or any portion thereof, and the remainder of this Agreement shall remain binding on the parties hereto. However, in the event that any such provision, or any portion thereof, shall be declared unenforceable because of its scope, breadth, or duration, then it shall be automatically modified to the scope, breadth, or duration permitted by law and shall be fully enforceable in such jurisdiction as so modified as if such modification was made upon the effective date of this Agreement.

     20. Limitation of Liability. In no event shall BUYER be liable for any indirect, special, consequential or punitive damage of any kind or nature, including lost profits, arising out of this Agreement, whether based in contract, tort (including negligence) or strict liability, EXCEPT AS SET FORTH IN PARAGRAPH 21 HEREOF.

     21. Confidentiality.

          (a) The parties agree to use reasonable commercial efforts to keep confidential and not disclose the existence or terms of this Agreement without the prior written consent of the other party.

          (b) In connection with the performance of its obligations hereunder, Buyer will be provided with access to certain information regarding Seller, including oral and written legal, business, financial and other information, ideas and data, in written, oral, electronic, photographic and/or other forms concerning Seller (collectively "Seller Confidential Information"). Such Seller Confidential Information shall be used by Buyer solely for the purpose of performing its obligations hereunder. The Seller Confidential Information is proprietary and confidential to Seller and is, and shall remain, the property of Seller. Buyer and its employees and agents shall hold the Seller Confidential Information in strict confidence and shall not, without the prior written consent of Seller, disclose or release the Seller Confidential Information to either (a) persons within its organization not having a legitimate need to know, or (b) persons outside its organization. Upon written request from Seller, Buyer will and will cause its employees and agents to deliver promptly to Seller all documents (and all analyses, copies, extracts or summaries thereof) furnished to Buyer or its employees or agents by or on behalf of Seller pursuant hereto. All other Seller Confidential Information not returned to Seller, including all Seller Confidential Information prepared by Buyer or its employees or agents, shall be destroyed and no copy thereof shall be retained and, upon request, Buyer shall certify in writing to Seller that such action has been taken. Notwithstanding the return or destruction of the Seller Confidential Information, Buyer and its employees and agents will continue to be bound by its obligations of confidentiality hereunder.

          (c) In connection with the performance of its obligations hereunder, Seller will be provided with access to certain information regarding Buyer, including oral and written legal, business, financial and other information, ideas and data, in written, oral, electronic, photographic and/or other forms concerning Buyer (collectively "Buyer Confidential Information" and, together with Seller Confidential Information, the "Confidential Information"). Such Buyer Confidential Information shall be used by Seller solely for the purpose of performing its obligations hereunder. The Buyer Confidential Information is proprietary and confidential to Buyer and is, and shall remain, the property of Buyer. Seller and its employees and agents shall hold the Buyer Confidential Information in strict confidence and shall not, without the prior written consent of Buyer, disclose or release the Buyer Confidential Information to either (a) persons within its organization not having a legitimate need to know, or (b) persons outside its organization. Upon written request from Buyer, Seller will and will cause its employees and agents to deliver promptly to Buyer all documents (and all analyses, copies, extracts or summaries thereof) furnished to Seller or its employees or agents by or on behalf of Buyer pursuant hereto. All other Buyer Confidential Information not returned to Buyer, including all Buyer Confidential Information prepared by Seller or its employees or agents, shall be destroyed and no copy thereof shall be retained and, upon request, Seller shall certify in writing to Buyer that such action has been taken. Notwithstanding the return or destruction of the Buyer Confidential Information, Seller and its
employees and agents will continue to be bound by its obligations of confidentiality hereunder.

          (d) Notwithstanding anything to the contrary set forth in this Paragraph 21, the obligations of Paragraph 21 do not apply to the following:

               (1) disclosures (A) required by law, required to implement the terms of this Agreement, or necessary to enforce a party's rights under this Agreement, or (B) to the parties' respective counsel, accountants and financial advisors, provided that (y) in the case of the foregoing clause (A) the non-disclosing party shall be provided with notice and an opportunity to review any disclosure required by applicable law or regulation prior to its publication and
                    (z) in the cases of the foregoing clauses (A) and (B) the receiving party is informed of the confidential nature of such matters, is instructed to keep them confidential and is liable for any unauthorized disclosure; and

               (2) Confidential Information that (A) at the time of an alleged breach hereof is part of the public domain (other than as a result of a breach of confidentiality obligations by the disclosing party), (B) has been disclosed, at the time of an alleged breach hereof, by the non-disclosing party to third parties without restrictions on disclosure, (C) has, at the time of an alleged breach hereof, been received by the disclosing party from a third party without breach of a nondisclosure obligation of the third party, or (D) has been independently developed by the disclosing party without access to the non-disclosing party's Confidential Information.

          (e) The parties acknowledge and agree that there would be no adequate remedy at law for, and that irreparable harm would result from, any material breach of the provisions of this Paragraph 21. Accordingly and notwithstanding the provisions of Paragraph 17 hereof, in the event of such a breach by one party, the other party shall be entitled to injunctive relief and to specific enforcement of the terms and provisions hereof, in addition to any other remedy to which such other party may be entitled at law or in equity. It is further understood and agreed that no failure to exercise, or delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any such right, power or privilege. If any action is initiated to enforce any of the provisions hereof, the prevailing party shall be entitled to reimbursement of all costs and expenses, including the reasonable fees and expenses of legal counsel, incurred by it in connection therewith.

     22. Headings and Construction.Captions and headings contained in this Agreement have been included for ease of reference and convenience and will not be considered in interpreting or construing this Agreement. This Agreement will not be interpreted or construed in any particular manner based on considerations as to which party drafted this Agreement.

     23. Counterparts; Facsimile Signature Pages. This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which together will be considered one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.



                    {SIGNATURES APPEAR ON THE FOLLOWING PAGE}

     IN WITNESS WHEREOF, the parties have caused this Supply Agreement to be executed and effective as of this 25th day of November 2013 and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

                               RED GIANT ENTERTAINMENT INC


                               By:  /s/ Benny R. Powell
                                    -----------------------------------------
                               Name: Benny R. Powell
                                     ----------------------------------------
                               Title:  CEO
                                   ------------------------------------------

                               DIAMOND COMIC DISTRIBUTORS, INC.


                               By:  /s/ Larry R. Swanson
                                    -----------------------------------------
                               Name: Larry R. Swanson
                                     ----------------------------------------
                               Title: Treasurer
                                   ------------------------------------------

                                    EXHIBIT A

     Buyer agrees to exercise commercially reasonable efforts in the performance of distribution and marketing services on behalf of Seller during the Term. All defined terms used in this Exhibit A shall have the same meaning as defined in the Supply Agreement by and between Buyer and Seller of even date herewith (the "Agreement"), unless otherwise specified herein. Unless otherwise specified herein, (a) all terms used herein to describe distribution and marketing services shall have the meaning customarily ascribed to them in the business of distributing Products to Customers; and (b) Buyer shall receive no fee or other compensation for any such Distribution Services other than the allowances specified in this Agreement. In addition to the items set forth below, Buyer shall provide Seller with a wide range of core distribution, marketing and consulting services in a manner consistent with industry standards, including communicating Customer feedback and market information to Seller. In addition, Buyer shall assist Seller in the development of programs and products and other similar services, at no fee, provided that (i) the service does not require customized computer programming and (ii) can reasonably be performed by the Brand Manager (as described in Section 4 below).

     1. Buyer shall perform the following marketing services:

          (a) Produce, publish and distribute a monthly catalog currently known as Diamond Previews), suitable for consumers and retailers of Products offered by Buyer to the Direct Market. With respect to each such catalog, Buyer shall reserve space for the listing of Products in the appropriate sections of each such catalogue during the Term.

          (b)  Seller  may  purchase   additional   advertising   space  in  the
publication referred to in Paragraph 1(a) above at 15% off Buyer's published advertising rates.

     2. Buyer will assign a brand manager (the "Brand Manager") to act as a liaison between Seller and all Buyer departments. Buyer will also assign a sales representative to act as Seller's sales representative to the Book Market ("Sales Rep"). The Brand Manager and Sales Rep may be the same person. Buyer shall make a reasonable effort to accommodate Seller's request for the person to act as the Sales Rep.

     3. To the extent Buyer has a presence at major comic industry trade show events or book industry trade show events in North America (such as the San Diego Comic Con, New York Comic Con, Chicago Comic Con, American Library Association Conference, and Book Expo America convention), Buyer, at no charge to Seller, shall have present a sales rep and shall display and promote selected Products as appropriate for the type of event.

     4. To the extent Buyer produces a catalog or advertising booklet for distribution in the Book Market or for book industry trade show events, Buyer shall provide Seller, at no charge to Seller, a reasonable amount of editorial content to be provided by Seller as determined in Buyer's sole discretion.

     5. The Supply Agreement, including all amendments, attachments, and exhibits thereto, is hereby incorporated by reference into this Exhibit A.

                               RED GIANT ENTERTAINMENT INC


                               By:  /s/ Benny R. Powell
                                    -----------------------------------------
                               Name: Benny R. Powell
                                     ----------------------------------------
                               Title:  CEO
                                   ------------------------------------------
                               Date: November 25, 2013
                                    -----------------------------------------

                               DIAMOND COMIC DISTRIBUTORS, INC.


                               By:  /s/ Larry R. Swanson
                                    -----------------------------------------
                               Name: Larry R. Swanson
                                     ----------------------------------------
                               Title: Treasurer
                                   ------------------------------------------
                               Date: December 6, 2013
                                    -----------------------------------------

                                    EXHIBIT B

PURCHASE ORDER TERMS

Diamond Comic Distributors, Inc.'s Purchase Order Terms are to be maintained by Vendor in its permanent file and all orders placed by Diamond Comic Distributors, Inc. with Vendor shall be accepted by Vendor under the terms and conditions of this document. These Purchase Order Terms supersede all prior written or oral agreements.

Diamond Comic Distributors, Inc. ("DCD") shall place all orders with Vendor by any number of means including, but not limited to, mail, courier, facsimile transmission or other electronic means, and all such orders shall be construed as being subject to this document.

Vendor shall be deemed to have accepted Diamond's Purchase Order under the terms and conditions stated herein unless Vendor notifies the DCD Order Processing Department in writing within five (5) days of its receipt of the Purchase Order. Upon notification DCD will either cancel the existing Purchase Order and decide whether to place a new Purchase Order, or accept the product on a returnable basis subject to fees and conditions outlined below.

If the product and/or invoice is received with a different retail price, terms, or other documentation than stated on the Purchase Order, DCD may accept the most favorable terms and/or pay the lower of the two prices, and all products will be fully returnable.

In the event DCD accepts products on a returnable basis, DCD reserves the right, at its sole discretion, to withhold payment for such products, for up to 120 days from receipt of goods, and impose on Vendor a processing fee of $100.

Vendor shall include a packing list with each shipment to include title, DCD item code, quantity shipped and DCD's purchase order number.

Upon shipment of product, an invoice must be sent to:

        Diamond Comic Distributors, Inc.
        1966 Greenspring Drive - Suite 300
        Timonium, MD  21093

(Invoices should not be included with shipments, as this will result in delay of payment.)

Notwithstanding orders for Themed Products (as hereinafter defined), any Purchase Order for a product which Diamond is ordering for the first time ("Initial Order") shall be valid for a period of thirty (30) days after the Vendor solicited ship month, after which date the Purchase Order shall be void and of no further force or effect.

If a Purchase Order is placed after the Initial Order for the same product ("Reorder") the Reorder must ship within fourteen (14) days of delivery of the Initial Order shipment, or within fourteen (14) days of the order date printed on the Reorder, whichever is later. Any such reorders that do not ship within the above described time frame will be canceled, or if indicated by DCD in writing, accepted on a fully returnable basis.

DCD requires that any and all items that are related to holidays or other media events ("Themed Products") must ship at least twenty one (21) days prior to said holiday or event. Any such Themed Products that do not ship within the above described time frame will be canceled, or if indicated by DCD in writing, accepted on a fully returnable basis.

In the event Vendor ships product to DCD which has not been ordered by DCD, Vendor assumes all risk for the product. DCD shall be under no obligation to receive, store, secure, inventory, or return such unsolicited product to Vendor. DCD shall not be obligated to make any payment for such unsolicited product under any circumstances.

By accepting DCD's Purchase Order, Vendor hereby warrants to DCD that (i) it owns all rights to market and sell the products to DCD as described in the Purchase Order; (ii) said products will be of good and salable quality; and are free of all liens, claims and encumbrances; (iii) said products conform to affirmations of fact made by Seller in its solicitations, catalogs and product descriptions; and (iv) said products are adequately contained, packaged and labeled in compliance with law and conform to the promises and affirmations of fact made on the container and label. Vendor further agrees to indemnify and hold DCD, its agents, affiliates and subsidiaries (collectively "DCD") harmless, from and against any loss, damage or expense suffered by DCD, including reasonable attorneys' fees and costs, by reason of breach by Vendor of the warranties contained herein or any act or omission of Vendor or allegation of trademark, copyright or patent infringements, defects in material, workmanship or design, personal injury, property damage, unfair competition, obscenity, libel or other invaded right, either alone or in combination, and any settlement, judgment or payment with respect to any claim, lawsuit or cause of action against DCD as a result thereof. In addition to and not in limitation of any rights DCD may have under this paragraph, by law or statute, in the event a claim or allegation is made against DCD regarding any of the above or if Vendor breaches the warranties contained herein, DCD shall have the right, in its sole discretion, to either receive quantities DCD ordered, cancel the Purchase Order without further obligation on its part, or return the products to the Vendor for a full refund. Vendor shall reimburse DCD for all costs incurred due to the above.

Shipments of product shall be delivered F.O.B. to the location(s) designated on the Purchase Order, unless other arrangements have been agreed to by DCD, in writing.

Shipments  from  International  Vendors  must be  shipped  "delivered  duty paid
(DDP)".

Should failure of Vendor to follow DCD's shipping instructions result in freight cost in excess of what would have been incurred using the given instructions, Vendor shall reimburse DCD for the difference in cost.

The Purchase Order shall be governed by the laws of the State of Maryland, excepting the conflict of law rules of the State. In the event of any litigation arising out of the Purchase Order, Vendor hereby agrees that jurisdiction and venue shall rest exclusively within the courts of the State of Maryland, including the United States District Court for the District of Maryland.

If any term or provision of these Purchase Order Terms are held by a court to be invalid, void, or unenforceable, the remainder of the terms and provisions of these Purchase Order Terms shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Vendor shall not assign or transfer the Purchase Order or any part thereof or any right here/thereunder without DCD's prior written consent.

These Purchase Order Terms are intended by the parties to be a final, exclusive and complete statement of the terms of their agreement, and acceptance is expressly limited to the terms stated herein. Neither trade usage nor any terms and conditions that may be contained in any acknowledgment, invoice or other documentation of Vendor, nor course of prior dealing between the parties shall be relevant to supplement or explain any terms used in the Purchase Order. Should Vendor have any questions as to the meaning of any terminology or phrasing used in these Purchase Order Terms, Vendor shall get clarification from DCD. DCD's Purchase Order Terms shall constitute the entire agreement between the parties and may not be modified or rescinded except by a writing signed by both parties.

                                    EXHIBIT C

                      Red Giant Summary of Key Deal Points

                                 US & UK            US Non-Direct       UK Book
                               Direct Market           Market           Market
                               -------------           ------           ------

      Product Category             All                  All               All

      Section 5 (a)
      Base Discount                60%                  60%               60%

      Section 6 (a)
      Base Days                    30                   30                30

      Section 6 (a)
      Early Pay Discount
      Seller's Option               0                    0                 0

      Section 6 (a)
      Early Pay Days Seller's
      Option                        0                    0                 0

      Section 5 (a)
      Freight Rebate                2%                   2%                2%

      Section 5 (b)
      Section 6 (a) Book
      Market Sales
      Allowance                     0                  2.5%             2.50%

      Section 6 (a) Book
      Market Service
      Fee (Retail)                  0                    6%                6%

      Section 6 (a)
      Returns Cap                 N/A                   30%               30%

      Section 6 (a)
      Returns Fees                N/A                    4%                4%


                               RED GIANT ENTERTAINMENT INC


                               By:  /s/ Benny R. Powell
                                    -----------------------------------------
                               Name: Benny R. Powell
                                     ----------------------------------------
                               Title:  CEO
                                   ------------------------------------------
                               Date: November 25, 2013
                                    -----------------------------------------

                               DIAMOND COMIC DISTRIBUTORS, INC.


                               By:  /s/ Larry R. Swanson
                                    -----------------------------------------
                               Name: Larry R. Swanson
                                     ----------------------------------------
                               Title: Treasurer
                                   ------------------------------------------
                               Date: December 6, 2013
                                    -----------------------------------------